UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 25, 2018
ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 Seaport Boulevard, Boston, Massachusetts 02210
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (475) 230-2596
Not Applicable
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.
On September 25, 2018, Alexion Pharmaceuticals, Inc. (Alexion) entered into an Agreement and Plan of Merger (the Merger Agreement) with Syntimmune, Inc. (Syntimmune), Syracuse Merger Sub, Inc., a wholly-owned subsidiary of Alexion (Merger Sub), and Shareholder Representative Services LLC, as the Stockholders’ Representative. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Syntimmune (the Merger), with Syntimmune surviving the Merger as a wholly-owned subsidiary of Alexion.

Alexion agreed to pay merger consideration of $400 million in cash upon consummation of the transaction, plus additional cash in the amount of up to an aggregate of $800 million upon achievement of various milestones. These potential milestone payments consist of up to: (i) $370 million in clinical trial milestones; (ii) $350 million in regulatory approval milestones and (iii) $80 million in a net sales milestone.
Concurrently with the execution and delivery of the Merger Agreement, certain holders of Syntimmune capital stock entered into a voting agreement with Alexion, pursuant to which, among other things, such stockholders agreed to deliver to Alexion a written consent approving and adopting the Merger and the Merger Agreement. Stockholders of Syntimmune subsequently approved the Merger and adopted the Merger Agreement and no further approval of stockholders of Syntimmune is required to consummate the Merger.

The completion of the Merger is subject to certain conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Merger to be consummated.

Alexion intends to fund the acquisition through cash on hand.

Item 8.01  Other Events.

On September 26, 2018, Alexion and Syntimmune issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Joint Press Release issued by Alexion Pharmaceuticals, Inc. and Syntimmune Inc. on September 26, 2018.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2018	ALEXION PHARMACEUTICALS, INC.

By: /s/ Douglas Barry
Name: Douglas Barry
Title: Vice President, Corporate Law